UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 28, 2022
Date of Report (Date of earliest event reported)

Commission File Number of issuing entity:	333-201743-02

Central Index Key Number of issuing entity:	0001653542

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C25
(Exact name of issuing entity as specified in its charter)

Commission File Number of depositor:	333-201743

Central Index Key Number of depositor:	0001005007

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Exact name of depositor as specified in its charter)

Central Index Key Number of sponsor:	0001102113
0001541557
0001548567
0001682532

Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.
Starwood Mortgage Funding III LLC
(Exact name of sponsor as specified in its charter)

Paul E. Kurzeja (980) 386-8509
(Name and telephone number, including area code, of the person to contact in connection with this filing)

NY
(State or other jurisdiction of incorporation or organization of the issuing entity)

38-3981653
38-3981654
38-3981655
(I.R.S. Employer Identification No.)

c/o U.S. Bank National Association
190 S. LaSalle Street
Chicago, IL
(Address of principal executive offices of issuing entity)

60603
(Zip Code)

312-332-7458
(Telephone number, including area code)

NOT APPLICABLE
(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communitications pursuant to Rule 13e-4(c) under th Exchange Act (17 CFR 240.13e-4(c))

Item 6.02 Change of Servicer or Trustee.

The Coastal Equities Retail Portfolio Mortgage Loan, which constituted approximately 5.1% of the asset pool of the issuing entity as of its cut-off date, is an asset of the issuing entity and is part of a loan combination that is being serviced and administered under the pooling and servicing agreement, dated as of August 1, 2015 relating to the Morgan Stanley Bank of America Merrill Lynch Trust 2015-C24 filed as Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on October 16, 2015 (the “MSBAM 2015-C24 PSA”). Pursuant to Section 9.30(c) of the MSBAM 2015-C24 PSA, Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, was removed as special servicer of the Coastal Equities Retail Portfolio Mortgage Loan and LNR Partners, LLC (“LNR”), a Florida limited liability company, was appointed as the successor special servicer of the Coastal Equities Retail Portfolio Mortgage Loan under the MSBAM 2015-C24 PSA.

This Current Report on Form 8-K is being filed to record that, effective as of September 28, 2022, the Coastal Equities Retail Portfolio Mortgage Loan will be specially serviced, if necessary, pursuant to the MSBAM 2015-C24 PSA, by LNR. The principal executive offices of LNR are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Depositor)

Date: 9/28/2022	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: President and Chief Executive Officer